Exhibit 10.3

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (the “Agreement”) is made as of April 06, 2016, by and between Notis Global, Inc., a Nevada Corporation (“Seller”), and Mishil Yousif, Sami Harmis, and Sami Younan (collectively “Buyer”), concerning the sale, transfer, and assignment of membership interests in Sunrise Property Investments, LLC, a California limited liability company (the “Company”).

WHEREAS, Seller owns a fifty percent (50%) membership interest in the Company, and Buyer’s affiliated entity, PSM Investment Group, LLC, a California limited liability company owns the remaining fifty percent (50%) membership interest.

WHEREAS, Concurrently with the execution of this Agreement, Seller, through its interest in San Diego Sunrise, LLC, a California limited liability company, is selling to PSM Investment Group, LLC, their fifteen percent (15%) equitable interest in Sunrise Dispensary, LLC, a California limited liability company, pursuant to a Unit Purchase Agreement of even date (the “Sunrise Dispensary Unit Purchase Agreement”).

NOW THEREFORE, in consideration of the mutual promises and covenants, and upon the conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Purchase and Sale of Units.

1.1 Units. Seller hereby agrees to sell, transfer, and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller, a fifty percent (50%) membership interest (the “Transferred Units”) of the Company held by Seller for a purchase price of $400,000.00 (the “Purchase Price”). The Purchase Price shall be offset by the sum of $65,000.00, which represents the negotiated amount owed to PSM Investment Group, LLC for (i) The remaining monetary obligations of the Company for the construction costs associated with the tenant improvements required on the property, including those monetary obligations of Seller pursuant to sections 6.1(b) and 6.1(c) of the Operating Agreement, less (ii) the value of a fifteen percent (15%) membership interest being transferred to PSM Investment Group, LLC pursuant to the terms of the Sunrise Dispensary Unit Purchase Agreement executed concurrently herewith.

1.2 Payment of Purchase Price. The sale, transfer, and assignment of the Transferred Units and delivery of the Purchase Price shall occur upon execution of this Agreement. The sum of $335,000.00 shall be delivered to the Seller by wire transfer or other immediately available funds on the date hereof. Immediately after giving effect to this Agreement, Buyer will own a one hundred percent (100%) membership interest in the Company.

1.3 Amendment of Company Operating Agreement. The parties both authorize the amendment of the Company’s operating agreement to give effect to the transfer to Buyer of the Transferred Units by replacing Exhibit A to the operating agreement with the form of Exhibit A, attached hereto.

UNIT PURCHASE AGREEMENT

2. Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser as follows:

2.1 Organization and Good Standing. The Seller is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to conduct business as a foreign corporation in the State of California, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2 Authorization. All action on the part of the Seller, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Seller hereunder, and the sale of the Transferred Units being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3 Title to Transferred Units. The Seller owns the Transferred Units, beneficially and of record, free and clear of all mortgages, liens and encumbrances, except for restrictions arising under applicable securities laws.

3. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants that:

3.1 Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and has all requisite limited liability company power and authority to carry on its business as now conducted and as proposed to be conducted.

3.2 Authorization. All action on the part of the Purchaser, its managers and unit holders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Purchaser hereunder, and the purchase of the Transferred Units being purchased hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Purchase Entirely for Own Account. The Purchaser hereby confirms that the Transferred Units will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.4 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the

UNIT PURCHASE AGREEMENT

Transferred Units, and represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Transferred Units and the business, properties, prospects and financial condition of the Company.

3.5 Accredited Investor. Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Purchaser understands that the Transferred Units will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by applicable securities laws.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both parties.

4.5 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[SIGNATURE PAGE TO FOLLOW]

UNIT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Unit Purchase Agreement as of April 06, 2016.

NOTIS GLOBAL, INC.		BUYER

By:	/s/ Jeff Goh	By:	/s/ Mishil Yousif
	JEFF GOH, CEO		MISHIL YOUSIF

		By:	/s/ Sami Harmis
SAMI HARMIS

		By:	/s/ Sami Younan
SAMI YOUNAN

UNIT PURCHASE AGREEMENT